Exhibit 10.7

              Elite Business Machines Manufacturing Company Limited

                             MANUFACTURING AGREEMENT

This Manufacturing Agreement ("Agreement") is entered into at Kwun Tong, Kowloon, Hong Kong, on March 10, 2004, between Elite Business Machines Manufacturing Company Limited, a Hong Kong incorporated company whose principal office is at 10th Floor, Elite Industrial Building, 135 - 137 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong ("EBM"), and FreeHand Systems Inc., whose office is at 95 First Street, Suite 200, Los Altos, CA 94022, U.S.A. ("FreeHand").

In consideration of the mutual promises contained herein, the parties agree as follows:

1.       DEFINITIONS

(a) In this Agreement and the Exhibits, each of the following expressions has the following meaning unless the context otherwise requires:

         "Delivery Date" means an anticipated date of delivery of the Products to FreeHand by EBM as specified by FreeHand in a Purchase Order.

         "Equipment" means the tools, machinery and equipment of FreeHand as referred to in Clause 3.

         "Handling Charge" means any handling charge payable by EBM to a Vendor in respect of an order placed by EBM to the Vendor for Materials under the terms of such order.

         "Improvement" means any development, enhancement, improvement or other modification or derivative of a Product, its design or manufacturing process.

         "Intellectual Property" means any patent, copyright, trademark, registered or unregistered design, or any application for any of the foregoing, any rights in respect of confidential information, or any other intellectual property rights of FreeHand relating to a Product, its design or manufacturing process.

         "Know-how" means the information, formulae, data and design of FreeHand relating to the Products or the manufacturing process of the Products as referred to in Clause 6(a).

         "Materials" means the raw materials or components to be purchased by EBM from a Vendor in accordance with Sub-Clauses 2(e)(ii) and 2(e)(iii) for the manufacture of the Products under the terms of this Agreement.

         "Products" means those products as described in Exhibit A.

         "Purchase Price" means the price for each Product as described in Exhibit A.

         "Purchase Order" means any purchase order to be submitted by FreeHand to EBM for the Products in accordance with the terms of this Agreement.

         "Specifications" means the quality requirements, standards and specifications for the Products as described in Exhibit A."Vendor" means a third party vendor or supplier of any materials or components to EBM for the manufacture of the Products under the terms of this Agreement, who shall be included in FreeHand's approved vendors list as shall be provided by FreeHand to EBM or other vendors recommended by EBM and approved by FreeHand.

(b) Any reference in this Agreement to Clauses and Exhibits shall be a reference to the clauses in, or exhibits to, this Agreement.

(c) Any reference in this Agreement to a "day" shall mean a calendar day and "days" shall be construed accordingly.

(d) Any reference in this Agreement to a "party" shall mean a party to this Agreement and "parties" shall be construed accordingly.

(e) The headings or sub-headings of this Agreement are for convenience only and shall not affect the interpretation of this Agreement.


2.       TERMS OF PURCHASE OF PRODUCTS BY CUSTOMER

(a)      Terms and Conditions
         --------------------

         (i) FreeHand hereby engages EBM, subject to the terms and conditions of this Agreement, to manufacture and deliver the Products to FreeHand and FreeHand hereby accepts the engagement.

         (ii) All Products supplied by EBM under this Agreement shall conform to the Specifications in all respects which are set out in Exhibit A. The Specifications may be amended from time to time by agreement of the parties by way of amending a Purchase Order.

(b)      Purchase Price
         --------------

         (i) FreeHand shall pay to EBM the Purchase Price for each Product manufactured and delivered by EBM. The Purchase Price shall not include any value added tax, sales tax, or import of export tax that may be chargeable on each party in relation to the Products and each party shall be responsible for such tax as may be chargeable to it.

         (ii) The Purchase Price shall be payable by FreeHand to EBM within 30 days after FreeHand's receipt of the relevant invoice from EBM or commencement of shipment of the relevant Products, whichever is later.

         (iii) The Purchase Price is specified in Exhibit A and shall be denominated in U.S. Dollars unless otherwise agreed by the parties. EBM and FreeHand may review the Purchase Price in the event of any change in the unit volume of the Products to be manufacture red, costs for Materials, manufacture process or other circumstances as may be agreed by the parties. Any revision to the Purchase Price shall be subject to agreement of the parties and reflected in a revised Purchase Order.

(c)      Purchase Orders and Product Forecasts
         -------------------------------------

         (i) FreeHand will submit to EBM a "first time" Purchase Order of 500 units of the Products ("First PO") as soon as practicable after this Agreement is entered into. The first 10 units of the Products to be manufactured pursuant to the First PO will constitute pre-production samples ("First Article") and shall be delivered to FreeHand for its inspection and approval within six weeks from the date of the First PO.

         (ii) EBM shall not commence the manufacture of the balance of 490 units of the Products pursuant to the First PO ("Remaining Units") until the following conditions ("Conditions") are satisfied:

                  (1) FreeHand has approved the First Article in writing within 6 weeks of the delivery of the First Article by EBM; and

                  (2) FreeHand has obtained the approvals as referred to in Clause 2(c)(v).

         (iii) The Remaining Units will be manufactured and delivered to FreeHand according to the EBM lead-time provided.

         (iv)     Upon receipt of the First PO,

                  (1) EBM shall be authorized by FreeHand to utilise all raw materials or components for the manufacture of the 500 units of the Products under the First PO, except for raw cards, sheet metal components, and any additional items identified within the terms and conditions of "First PO" which shall not be purchased and/or utilised except for the purposes of the manufacture of the First Article or unless the Conditions are satisfied; and

                  (2) EBM shall maintain sufficient stocks of liquid crystal displays and touch screens for the manufacture of the Remaining Units, but shall not assemble such liquid crystal displays and touch screens except for the purposes of the manufacture of the First Article or unless the Conditions are satisfied.

         (v) FreeHand shall use its reasonable endeavours to obtain the United States UL or FCC approvals and European CE agency level approvals with respect of the Products no later than 6 weeks from FreeHand's approval of the First Article as referred to in Clause 2(c)(ii).

         (vi) Immediately after completion and delivery of the Remaining Units under the First PO, FreeHand shall submit, on a monthly basis and at a minimum,

                  (1) a binding rolling 3 months of Purchase Orders for the Products in accordance with Clause 2(f); and

                  (2) a non-binding rolling six (6) months forecast of orders by FreeHand for the Products.

(d)      Long Lead Items
         ---------------

                  EBM shall provide a list of "long lead items" as part of the Products, which shall be delivered to FreeHand with a lead-time of 8 weeks or more. These items will be listed in Exhibit B. EBM shall not extend the lead-time for these "long lead items" without the prior approval of Freehand.

(e)      Resources and Materials
         -----------------------

         (i) EBM shall at all times maintain the capacity and resources, including but without limitation to, as to plant, machinery and appropriately trained and experienced personnel together with all applicable consents, licences and approvals to fulfil its obligations under this Agreement.

         (ii) EBM shall purchase from a Vendor and maintain sufficient stock of Materials based upon the Purchase Orders received from FreeHand.

         (iii) EBM agrees to purchase the Materials based upon the Purchase Order's received from Freehand. EBM agrees to purchase components according to FreeHand's approved vendor list (AVL) or EBM vendor's previously approved by FreeHand.

         (iv) FreeHand acknowledges its financial responsibility for the Materials purchased by EBM on behalf of FreeHand in accordance with Sub-Clauses 2(e)(ii) and 2(e)(iii). In the event of a cancellation of a Purchase Order, or discontinuance of manufacturing process of the Products, or excess Materials are created in each of the above circumstances due to a change of the engineering requirements for the manufacture of the Products, or a change is made to a Purchase Order in respect of Product combinations or quantities, FreeHand agrees to compensate EBM to the extent of the following amounts:

                  (1) the Purchase Price of all finished Products in EBM's possession, which shall thereafter be delivered to FreeHand;

                  (2) the cost of the Materials in the possession of EBM and not returnable to the relevant Vendor, such costs including any Handling Charges and any value added to such Materials due to any manufacturing process performed by EBM, whether or not such Materials are raw materials or have been processed by EBM, [, including materials which are less than the FreeHand agreed upon minimum order quantity];

                  (3) the cost of the Materials in respect of which EBM has placed an order to a Vendor but not already received by EBM, including any Handling Charges, provided that the relevant order cannot be cancelled; and

                  (4) any cancellation charges payable to a Vendor with respect to orders placed for the Materials being cancelled or Materials being returned to the Vendor,

                  provided that EBM shall not be compensated if (i) such Materials can be utilized for the manufacture of any Product pursuant to the other Purchase Orders received by EBM or for other purposes or (ii) if the occurrence of any of the above events is resulted from an act or omission by EBM.

         (v) EBM shall submit to FreeHand an invoice for the amount(s) as mentioned in Sub-Clause 2(e)(iv) and FreeHand shall pay for the amount as stated in such invoice within 30 days of the date of receipt of the invoice.

(f)      Order and Acceptance
         --------------------

         (i) All Purchase Orders for the Products submitted by FreeHand to EBM shall be in writing and with a Delivery Date. To facilitate scheduling of EBM's production, FreeHand shall submit a Purchase Order to EBM at least ninety (90) days prior to the first day of the month of the relevant Delivery Date.

         (ii) EBM shall use its reasonable efforts to notify FreeHand promptly and within 5 working days of receipt of a Purchase Order of the acceptance or rejection of a Purchase Order and whether or not the Delivery Date is agreed by EBM for the Purchase Order. EBM shall not unreasonably reject a Purchase Order or withhold its agreement to a Delivery Date if the Purchase Order is submitted by FreeHand in accordance with Clause 2(f)(i).

         (iii) As soon as EBM is aware of any potential delivery delay (which shall not be later than [o] days of the Delivery Date or other agreed date of delivery), EBM will notify FreeHand as to the cause and extent of such delay.

(g)      Preferred B Shares
         ------------------

         FreeHand agrees to issue certain shares in the share capital of FreeHand to EBM in accordance with the terms and conditions as set out in Exhibit C, and EBM agrees to accept such shares in lieu of any letter of credit or any other form of security to be issued in favour of EBM during the term of this Agreement or such other period as determined by Freeland.

(h)      Shipment, Title and Risks
         -------------------------

         (i) All Products delivered pursuant to the terms of this Agreement shall be suitably packed for air or sea freight shipment in EBM's or, if requested by FreeHand, FreeHand's shipping cartons, marked for shipment at FreeHand's address set forth above, or such other address as may be supplied by FreeHand, and delivered to FreeHand or its carrier agent in Hong Kong or China. Subject to the foregoing, details of the delivery address and other requirements for shipment shall be specified by FreeHand in the Purchase Order.

         (ii) The title to the Products manufactured by EBM shall pass to FreeHand upon shipment irrespective of whether delivery has taken place.

         (iii) The risks in relation to the Products shall pass to FreeHand upon shipment. EBM shall give such reasonable notice to FreeHand to enable FreeHand to insure at its own costs against the risks in relation to the Products during shipment and if EBM fails to do so, the Products are deemed to be at EBM's risk during shipment.

(i)      Kickoff and Review Meetings
         ---------------------------

         (i) An initial kickoff meeting will take place at EBM's premises as soon as practicable after the signing of this Agreement by the Parties whereby the Products and its Specifications, production flow, documents relating to this Agreement such as the Purchase Orders and invoices, and all business issues relating to the manufacture and supply of the Products under the terms of this Agreement will be discussed by the parties. However, it is not intended by the parties that the discussions at such kickoff meeting will modify the terms of this Agreement.

         (ii) EBM and FreeHand shall meet once in every four months from the date of this Agreement to review any matters likely to be relevant to the manufacturing of the Products, such as any production issues, quality issues, Improvements on the Products, business environment and cost reduction plans.

(j)      Reschedule of Delivery Date
         ---------------------------

         Except for the First PO, FreeHand may reschedule the Delivery Date in respect of all or part of the Products pursuant a Purchase Order, provided written notice is given to EBM at least 30 days prior to the anticipated date of shipment (which EBM shall give FreeHand reasonable notice) and the rescheduled delivery date is not later than 90 days of the Delivery Date. If the rescheduled delivery date goes beyond 90 days of the Delivery Date, EBM may in its sole discretion consider such Purchase Order as being cancelled if both parties agree to material exposure and compensation of such material.

(k)      Inspection and Defective Products
         ---------------------------------

         (i) EBM authorizes FreeHand to send its officers or agents to visit the premises where the Products are manufactured or stored by EBM during normal working hours and with reasonable notice to inspect whether the Products manufactured or being manufactured meet the Specifications and/or whether the Equipment as referred to in Clause 3 are in good condition and properly maintained.

         (ii) If as a result of the inspection pursuant to Clause (2)(k)(i), FreeHand is not satisfied that the Products being manufactured or stored comply with the Specifications, FreeHand shall inform EBM in writing accordingly and EBM shall take such steps as necessary to ensure compliance.

         (iii) Upon receipt of a delivery of the Products, FreeHand shall perform an initial inspection of such Products to verify whether the Products meet the relevant Specifications. Without prejudice to the warranties given under Clause 4, FreeHand shall be entitled to reject and return to EBM based on agreed upon returns, any Products which do not meet any Specification upon such initial inspection. Upon receipt of Products, EBM shall repair or replace within a 30 day period.

(l)      Insurance
         ---------

         EBM shall at its own costs, maintain insurance in respect of all quantities of Equipment in its possession, such insurance to be in such amounts and against such risks as FreeHand may reasonably require, and shall procure that FreeHand's interest in the Equipment is noted on the policy documents.

3.       FREEHAND'S EQUIPMENT

(a)      Ownership and Usage
         -------------------

         All Equipment furnished by FreeHand to EBM or purchased by EBM on behalf of FreeHand and paid by FreeHand in connection with the manufacture of the Products under this Agreement shall:

         i) be clearly marked and remain the personal Equipment of FreeHand;

         ii)      be kept free of any liens and encumbrances; and

         iii) not be used for any purpose other than for the manufacturing of the Products in accordance with the terms of this Agreement.

(b)      Risks and Insurance
         -------------------

         Notwithstanding Clause 3(a), EBM shall hold FreeHand's Equipment at its own risk and shall maintain at its own costs insurance in respect of the Equipment, and shall procure that FreeHand's interest in the Equipment is noted on the policy documents.

(c)      Maintenance
         -----------

         EBM shall ensure that FreeHand's Equipment are in good condition and properly maintained and shall not modify the Equipment without the written permission of FreeHand. Upon FreeHand's request, EBM shall return the Equipment to FreeHand in the same condition as initially received by EBM with the exception of reasonable and fair wear and tear.

(d)      Indemnity
         ---------

         In the event the Equipment is lost, damaged or destroyed due to EBM's entire fault, EBM shall indemnify FreeHand for such loss, damage or destruction of the Equipment, subject to a maximum amount which shall equal to the book value of the relevant Equipment as at the date of the lost, damage or destruction.

4.       WARRANTY

(a)      Warranties
         ----------

         EBM warrants to FreeHand that for a period of one year from the date of delivery of a Product to FreeHand, that,

         (i) such Product will conform in all respects to the Specifications and has satisfied such testing and inspection by EBM to ensure that they are in accordance with Specifications;

         (ii) such Product will be of satisfactory quality and free from defects in workmanship or materials except that the defects are due to any defect in the Know-how or the Equipment provided by FreeHand to EBM, or Materials supplied by a Vendor and not modified by EBM; and

         (iii) such Product will be free and clear of all liens and encumbrances and that EBM will convey to FreeHand good and marketable title to such Products.

(b)      Remedies for Breach
         -------------------

         Subject to Clause 4(d), in the event that any Product delivered to FreeHand does not comply with the foregoing warranties, EBM shall, at EBM's option, either:

         (i) pay to FreeHand and hold FreeHand harmless for any damages due to such non-compliance of the warranties, subject to a maximum amount of the Purchase Price paid by FreeHand for such Product; or,

         (ii) at EBM's expense, replace or repair such Product. If mutually agreed by the parties, FreeHand may repair the Products and the costs or expenses for the repair shall be reimbursed by EBM.

(c)      Entire Remedies
         ---------------

         Subject to Sub-Clauses 2(c)(ii) and 2(k)(iii), the remedies as referred to in Clause 4(b) constitutes FreeHand's entire remedies against EBM for any breach of warranties.

(d)      Exception
         ---------

         EBM shall have no responsibility or obligation to FreeHand under any warranty claims with respect to the Products that have been subject to abuse, misuse, accident, alteration, neglect or unauthorized repair by any party except EBM.

(e)      Waiver
         ------

         EXCEPT FOR THE WARRANTIES CONTAINED IN THIS CLAUSE, EBM EXPRESSLY DISCLAIMS ANY OBLIGATIONS, AND FREEHAND WAIVES ALL OTHER RIGHTS, IN RESPECT OF ANY REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY THE COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, REGARDING THE PRODUCTS, INCLUDING BUT WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR USE.

5.       TERM AND TERMINATION
         --------------------

(a)      Term
         ----

         This Agreement shall continue in force for an initial term of one (1) year from the date hereof ("Initial Term") unless terminated earlier in accordance with this Clause 5. At the expiration of the Initial Term, this Agreement shall automatically be renewed for every successive period of one (1) year ("Successive Term"), unless either party notifies the other party in writing at least one hundred eighty (180) days prior to the expiration of any Successive Term that this Agreement shall not be so renewed.

(b)      Termination
         -----------

         (i) This Agreement may be terminated, without penalty on either party and with or without any reason, by giving the other party one hundred eighty (180) days prior written notice.

         (ii) Either party may also terminate this Agreement forthwith by written notice to the other party if:

                  (1) the other party becomes insolvent, or insolvency or winding-up proceedings have been commenced against the other party;

                  (2) a receiver, administrative receiver, manager or officer being appointed by any person in respect of all or part of the other party's property, assets or undertaking;

                  (3) the other party ceases, or threatens to cease, to carry on business;

                  (4) the other party commits a material breach of this Agreement and such breach remains unremedied after the expiry of 30 days following the receipt by the other party a written notice requiring such breach to be remedied; or

                  (5)      in accordance with Clause 12 of this Agreement.

(c)      Return of Equipment and Materials
         ---------------------------------

         Upon the termination of this Agreement, either party shall cease to use all property of the other party which are in its possession or control, including all equipment, know-how, intellectual property rights, designs, drawings, photographs, samples and literature of every kind, , and shall within thirty (30) days after the termination of this Agreement, return at its own costs such property to the other party by shipment. Neither party shall make, use, or retain any copies of any confidential information of the other party after the termination of the Agreement.

(d)      Effect of termination
         ---------------------

         Termination by either party for any reason under this Clause:

         (i) shall not prejudice the other party of its rights or obligations accrued or become due prior to the date of such termination;

         (ii) shall not prejudice the rights or remedies which any party may have in respect of any breach of the terms of this Agreement prior to the date of the termination; or

         (iii) this Clause or Clauses 4 (Warranties), 8 (Confidentiality), 9 (Limitation of Liability), 10 (Governing Law and Jurisdiction), 11 (Assignment), 15 (Entire Agreement), 16 (Severability) and 18 (Notice) which shall continue in force after such termination.

6.       KNOW-HOW AND INTELLECTUAL PROPERTY

(a) FreeHand authorises EBM to use the Know-how and the Intellectual Property as may be disclosed by FreeHand to EBM for the purposes of performing its obligations under this Agreement. Any disclosure of such Know-how or Intellectual Property shall be subject to the confidentiality provisions in Clause 8.

(b) Subject to Clause 6(a), EBM shall have no rights in respect of any of the Know-how and the Intellectual Property disclosed to it, and EBM shall not use any of such Know-how or Intellectual Property except for the purposes specified in Clause 6(a).

(c) EBM shall at the request and expense of FreeHand take all such steps as FreeHand may reasonably require to assist FreeHand in maintaining the validity and enforceability of any rights of the Intellectual Property disclosed to it, and shall enter into such formal licences as FreeHand may reasonably request for this purpose.

(d) EBM shall promptly and fully notify FreeHand of any actual or threatened infringement of any Intellectual Property which comes to EBM's notice, or which EBM suspects has taken or may take place.

7.       IMPROVEMENTS

(a) FreeHand shall provide EBM with details of any Improvement which it wishes to be incorporated into the Product which it wishes to be made to the Product from time to time. EBM shall not unreasonably withhold its consent to the incorporation into the Product of any Improvement.

(b) Where the incorporation of any Improvement to the Product requires any amendment to the Specifications, the EBM shall, as soon as practicable, submit to FreeHand for approval pre-production samples of the Product in accordance with the amended Specifications.

(c) EBM shall provide FreeHand with details of any Improvement which is made, developed or acquired by EBM from time to time.

(d) The title to all intellectual property rights in respect of any Improvement made, developed or acquired independently by either party shall belong to that party, provided that Freehand shall be entitled to use any Improvement which is made, developed or acquired by EBM, and any intellectual property of EBM relating to such Improvement, for FreeHand's own purposes, by way of a non-exclusive, royalty-free licence without limit of time.

(e) Any Improvement which is jointly made, developed or acquired by the parties shall constitute FreeHand's property and EBM shall assign all rights therein to FreeHand.

8.       CONFIDENTIALITY

(a) Either party shall not disclose to any third party any know-how, data, information or knowledge or other confidential information disclosed to it by the other party (such disclosure shall be made by delivery of a written document containing or recording it), or developed by either party during the term of this Agreement relating to the Products, its design or manufacturing process. Either party shall use its best endeavours to keep such information confidential, including but without limitation, to ensure that such employees or officers within its organisation who need to know the confidential information to carry out the purpose of this Agreement are under the same confidentiality obligations of such party.

(b) Any confidential information as referred in Clause 8(a) may be used by either party for any purpose, or disclosed by any third party, if such party is authorised by the other party in writing or to the extent only that any part of the information hereafter becomes public knowledge through no fault of such party in question.

9.       LIMITATION OF LIABILITY

WITHOUT PREJUDICE TO THE WARRANTIES GIVEN UNDER CLAUSE 4, EBM'S LIABILITY ARISING OUT OF THIS AGREEMENT OR THE TERMINATION HEREOF SHALL BE LIMITED TO THE

AMOUNT OF DIRECT DAMAGES ACTUALLY INCURRED BY FREEHAND AS A RESULT OF EBM'S BREACH HEREUNDER. IN NO EVENT WILL EBM BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS, SERVICES OR LOSS OF PROFITS. IN NO EVENT SHALL EBM BE LIABLE TO FREEHAND OR ANY OTHER ENTITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR OTHER DAMAGES EXCEPT FOR DIRECT DAMAGES, HOWSOEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT OR THE TERMINATION HEREOF. THESE LIMITATIONS SHALL APPLY EVEN IF EBM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES BEING RESULTED, AND NOTWITHSTANDING ANY LIMITED REMEDY PROVIDED IN THIS CLAUSE OR ANY WARRANTY INDICATED IN THE PRODUCTS.

10.      GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by, and construed under, the laws of Hong Kong Special Administrative Region. The parties agree that the courts of Hong Kong, shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Either Party hereby expressly consents to service of process being effected upon it by registered mail sent to the address set forth at the beginning of this Agreement or other address as such party may notify the other party from time to time.

11.      ASSIGNMENT

This Agreement or any rights or obligations under it or any Purchaser Order may not be assigned or otherwise disposed by either party without the prior written consent of the other party. Neither party may sub-contract or otherwise delegate any of its obligations under this Agreement to a third party without the prior written consent of the other party.

12.      FORCE MAJEURE

Neither party shall be liable to the other party for any delays or failures in the performance of its obligations under this Agreement to the extent that any such delays or failures are resulted from any Act of God, war, strike, lock-out, drought, tempest or any other cause beyond the reasonable control of such party (a "force majeure event"). If any force majeure event exists for more than ninety (90) days, either party shall have a right to terminate this Agreement upon written notice to the other party.

13.      NO LICENSES CREATED

Unless otherwise agreed between the parties, nothing contained in this Agreement shall be construed as creating any license, right to use or other right for the benefit of any party with respect to any patents, patent applications, trade secrets, or other confidential or proprietary information, trademark, trade names or other intellectual property rights of the other party.

14.      PARTNERSHIP

Nothing in this Agreement shall create or be deemed to be a partnership between the parties.

15.      ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all previous agreements and understandings between the parties.

16.      SEVERABILITY

Each of the Clauses is and shall be construed as separate and severable and in the event of any Clause being determined as being unenforceable in whole or in part for any reason, such unenforceability shall not affect or impair the enforceability of the other Clauses or other parts thereof.

17.      VARIATION

No variation of this Agreement shall be effective unless it is in writing signed by all parties.


18.      NOTICE

(a) All notice, approval, or other communication in writing to be given by either party under or in connection with this Agreement (excluding the service of process as referred to in Clause 10) ("Notice") must be left at or sent by pre-paid registered post to the address of the other party, or sent by facsimile or email to the other party, and marked for the attention of the person so specified. The relevant details of each party, which can be amended by written notice to the other party from time to time, are as follows:

         EBM

         Address: 10th Floor, Elite Industrial Building, 135 - 137 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong

         Facsimile: (86-755) 2606 8655

         Email: max.long.giant@elitecorp.com

         Attention: Max S. Y. Loong

         FreeHand

         Address: 95 First Street, Suite 200, Los Altos, CA 94022, U.S.A.

         Facsimile: [2-650-941-0207]

         Email: [kimlorz@freehandsystems.com]

         Attention: [Mr. Kim Lorz]

(b)      In the absence of earlier receipt, a Notice is deemed to be received:

         (i) in the case of a notice left at the address of the addressee, upon delivery at that address;

         (ii) in the case of a posted letter, on the seventh day after posting;

         (iii) in the case of a facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the entire facsimile was sent to the facsimile number of the recipient; and

         (iv) in the case of an email, on acknowledgement of the recipient's email receiving equipment.


Elite Business Machines Manufacturing      FreeHand Systems, Inc.
Company Limited

By: /s/ Max Loong                          By: /s/ Kim Lorz
    --------------------------------           --------------------------------

Written Name: Max Loong                    Written Name: Kim A. Lorz
              ----------------------                     -----------------------

Title: General Manager                     Title: CEO
       -----------------------------              ------------------------------

Date:  3/12/ 2004                          Date:  3/12/2004
       -----------------------------              ------------------------------

                                    Exhibit A
                                    ---------

Product                   Part Number                    Unit Price
-------                   -----------                    ----------
                                                         FOB HK or China port(s)

Music Pad Pro Plus        FH021019-1-02 Rev C            To Be Determined
Music Pad Pro             FH021019-1-01 Rev C            To Be Determined

All Documents:
Plastics:
FH9000-0012-00            Front Bezel                    Rev 5
FH9000-0003-00            Power Button                   Rev 3
FH9000-0030-00            Pad print, Front Bezel
                          (2 color)
FH9000-0004-00            Switch Holder                  Rev 3
FH9000-0002-00            Rear Cover (inc 4 inserts)     Rev 5
FH9000-0013-00            Stylus (FreeHand               Rev 1
                          Custom Mold)
Sheet Metal
FH9000-0005-00            Chassis                        Rev 5
FH9000-0006-00            Motherboard Shield             Rev 4
FH9000-0028-00            I/O Panel                      Rev 4
                          Silkscreen for I/O Panel       Rev 3
FH9000-0060-00            Hydis 12.1" Display            Hydis Spec
FH9000-0016-00            12.1" Resistive Touchscreen    3M/Dynapro Spec
FH9000-0008-00            Cable Assembly, Power          5
FH9000-0061-00            Cable Assembly, LCD            1
FH9000-0010-00            Cable Assembly, Inverter       5
FH9000-0011-00            Battery Assembly, NiMH         5
                          3 cell
FH9000-0062-00            Backlight Inverter             Linfinity Spec
FH9000-0023-00            Power Supply, CUI              CUI Spec
FH9000-0036-00            Cable Assembly, USB            CUI Spec

                                    EXHIBIT B

                                 LONG LEAD ITEMS


PART NUMBER             LEAD TIME               PRICE                 STATUS


[Please insert the details]

                                    EXHIBIT C

                              TERMS AND CONDITIONS
                 RELATING TO ISSUE OF SHARES BY FREE HAND TO EMB
                               UNDER CLAUSE 2 (G)


1. FreeHand shall issue to EBM on the date of the Agreement [250,000] preferred "B" shares of "stock" ("Shares"), valued currently at US$1.00 per Share and each in the US$20 million total share capital of FreeHand.

2. If the total [market] value of the Shares issued to EBM falls below [US$250,000 or the Purchase Price for the First PO] as considered and determined by FreeHand before they are sold or otherwise disposed of by EBM whether for value or not, additional preferred "B" shares of FreeHand ("Additional Shares") shall be issued by FreeHand to EBM so that the total [market] value of the Shares and the Additional Shares to be issued shall not be less than [US$250,000 or the Purchase Price for the First PO] at any time before they are sold or otherwise disposed of by EBM.

3. The shares are void of any strike price. Subject to any applicable law and regulation, EBM shall be entitled to the right to sell the Shares in a stock exchange if any "stock" of FreeHand shall be listed and traded in such stock exchange. However, EBM shall have no right to offer, sell, assign, charge, mortgage, pledge, encumber, or otherwise dispose of any Share, or transfer the interests in any Share by way of creation of trust before the shares of FreeHand are listed or traded in a stock exchange or offered in accordance with Rule 144A of the US Securities Act.

4. The stock certificate in respect of the Shares (and any Additional Shares) to be issued by FreeHand shall bear the name of "Elite Business Machines Manufacturing Company Limited" as the owner of the Shares (and any Additional Shares). The certificate in respect of the Shares shall be issued at the same time when the Agreement is entered into.